Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Pilgrim’s Pride Corporation

Gold’n Plump Poultry, LLC

Gold’n Plump Farms, LLC

JFC LLC

Pilgrim’s Pride Corporation of West Virginia, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, $0.01 par value	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Equity	Preferred Stock, $0.01 par value	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Debt	Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Debt	Guarantees of Debt Securities(3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Other	Warrants	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Other	Units	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	—	—	—	—		—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—

	Total Offering Amounts					(1)		(2)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							(2)

(1)

An indeterminate number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, redemption, conversion, exchange or settlement of other securities. This Registration Statement also includes an indeterminate amount of common stock, preferred stock and debt securities as may be resold from time to time upon exercise of warrants or conversion of convertible securities being registered hereunder. Any securities registered hereunder may be sold separately or together with other securities regstered hereunder.

(2)

In accordance with Rule 456(b) and Rule 457(r) of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fee. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)

Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC, JFC LLC and Pilgrim’s Pride Corporation of West Virginia, Inc., as subsidiary guarantors, may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of any such guarantees.